UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-11723	94-2883067
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Consolidated Capital Institutional Properties/2, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP/2 Windemere, L.P., a Delaware limited partnership (the “Partnership”).   The Partnership owns Windemere Apartments (“Windemere”), a 257-unit apartment complex located in Houston, Texas.  As previously disclosed, on May 8, 2009, the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Derbyshire Investments Windemere, LLC, a Texas limited liability company (the “Purchaser”), to sell Windemere to the Purchaser for a total sales price of $8,077,000.

On July 7, 2009, the Partnership and the Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”) pursuant to which the Partnership agreed to give Purchaser a credit against the purchase price of $30,000.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.42       First Amendment to Purchase and Sale Contract between CCIP/2 Windemere, L.P., a Delaware limited partnership, and Derbyshire Investments Windemere, LLC, a Texas limited liability company, dated July 7, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

By:  Concap Equities Inc.

General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date:  July 13, 2009